Open-End Mortgage Deed and Security Agreement

THIS OPEN- END MORTGAGE DEED AND SECURITY AGREEMENT (the "Mortgage"), made the 9th day of March, 2015, by AIR REALTY GROUP, LLC, a Connecticut, limited liability company, having its principal place of business at 283 Sullivan Avenue, South Windsor, Connecticut 06074("Mortgagor") to PNC BANK NATIONAL ASSOCIATION, having an office at Two Tower Center Boulevard, East Brunswick, New Jersey 08816 ("Mortgagee")

WITNESSETH:

WHEREAS, the Mortgagor is the owner of a certain tract or parcel of land together with the improvements thereon, situated in the Town of Barkhamsted, County of Litchfield and State of Connecticut, known as 236 New Hartford Road, and 13 Old Farm Road, and more particularly described in Exhibit A attached hereto and made a part hereof;

WHEREAS,  the Mortgagor has executed and delivered to the Mortgagee a Continuing Unlimited Guaranty of even date herewith (the “Guaranty”) with respect to the Loan (as defined below) pursuant to a certain Amended and Restated Revolving Credit, Term Loan and Security Agreement by and among AIR INDUSTRIES MACHINING, CORP. (as successor by merger with Gales Industries Acquisition Corp., Inc.) (“Air”), a corporation organized under the laws of the State of New York, WELDING METALLURGY, INC. (as successor by merger with WMS Merger Corp.) (“WM”), a corporation organized under the laws of the State of New York, NASSAU TOOL WORKS, INC. (formerly known as NTW Operating Inc.) (“NTW”), a corporation organized under the laws of the State of New York, WOODBINE PRODUCTS, INC. (“WP”), a corporation organized under the laws of the State of New York, MILLER STUART INC. (“MS”), a corporation organized under the laws of the State of New York, EUR-PAC CORPORATION (“Eur-Pac”), a corporation organized under the laws of the State of New York, ELECTRONIC CONNECTION CORPORATION (“ECC”), a corporation organized under the laws of the State of Connecticut, AMK WELDING, INC., (“AMK”) a corporation organized under the laws of the State of Delaware, and THE STERLING ENGINEERING CORPORATION (“STERLING”  and collectively with Air, WM, NTW, WP, MS, EUR-PAC, ECC and AMK, the “Borrower”), a corporation organized under the laws of the State of Connecticut, the Mortgagee, the other financial institutions named therein (collectively with the Mortgagee, the “Lenders”), and the Mortgagee as Agent for the Lenders (Mortgagee in such capacity, the “Agent”) dated June 27, 2013 (as may be amended, modified, restated, replaced, increased and/or extended from time to time, the “Loan Agreement”). The Borrower has borrowed from the Lenders certain loans in the original principal amount of $35,112,464.56 (as such amount may be increased and/or decreased from time to time, the “Loan”) which Loan is evidenced by or incurred in connection with (i) a certain Third Amended and Restated Revolving Credit Note executed by the Borrower in favor of Agent for the benefit of Lenders in the original principal amount of $23,000,000 dated June 9, 2014; (ii) a certain Third Amended and Restated Term Note executed by the Borrower in favor of the Agent for the benefit of Lenders in the original principal amount of $2,612,464,56 dated June 9, 2014; (iii) a certain Term Note executed by the Borrower in favor of the Agent for the benefit of the Lenders in the original principal amount of $3,500,000 dated October 1, 2014; (iv) a certain Term Note executed by the Borrower in favor of the Agent for the Benefit of Lenders in the original principal amount of $2,500,000 dated December 31, 2014; and (v) a certain Term Note executed by the Borrower in favor of the Agent for the Benefit of Lenders in the original principal amount of $3,500,000 dated the date hereof ((i) through (v) collectively the “Note”). The Note and all other promissory notes executed in connection with any Obligations, the Loan Agreement, the Guaranty and any mortgage, deed of trust, deed to secure debt and all of such related agreements, and all other documents evidencing, securing or guaranteeing payment of any obligations to the Lenders, as any of the same may be amended, modified, supplemented, replaced, or refinanced from time to time are hereinafter collectively referred to as the “Loan Documents”. (All capitalized terms not otherwise defined herein shall have the same meanings ascribed to said terms as in the Loan Agreement); and

NOW, THEREFORE, for the purpose of securing the payment and performance of the following obligations (collectively called the “Obligations”):

(A)           The Loan, the Note and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Mortgagor to the Mortgagee or to any other direct or indirect subsidiary of the Mortgagee, of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, or (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Mortgagee to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Mortgagee’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Mortgagee incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses.  Notwithstanding anything to the contrary in this Mortgage, the maximum aggregate principal amount of the Obligations that is, or under any contingency may be, secured by this Mortgage (including Borrower’s obligation to reimburse advances made by any Lender), either at execution or any time thereafter is $35,112,464.56 (collectively, with the following, the “Secured Amount”), plus amounts that any Lender expends after a declaration of default under this Mortgage to the extent that any such amounts shall constitute payment of (i) taxes, charges or assessments that may be imposed by law upon any of the Property; (ii) premiums on insurance policies covering any of the Property; (iii) expenses incurred in upholding the lien of this Mortgage, including the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; or, (iv) any amount, cost or charge to which any Lender becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, in each such event, such amounts or costs, together with interest thereon, shall be added to the Obligations secured hereby and shall be secured by this Mortgage.

(B)           Any sums advanced by the Mortgagee or which may otherwise become due pursuant to the provisions of the Note or this Mortgage or pursuant to any other document or instrument at any time delivered to the Mortgagee to evidence or secure any of the Obligations or which otherwise relate to any of the Obligations (as the same may be amended, supplemented or replaced from time to time, the “Loan Documents”).

The Mortgagor, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound hereby, does hereby give, grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Mortgagee and does agree that the Mortgagee shall have a security interest in the following described property, all accessions and additions thereto, all substitutions therefor and replacements and proceeds thereof, and all reversions and remainders of such property now owned or held or hereafter acquired (the “Property”), to wit:

(a)           All of the Mortgagor’s estate in the premises described in Exhibit A, together with all of the easements, rights of way, privileges, liberties, hereditaments, gores, streets, alleys, passages, ways, waters, watercourses, rights and appurtenances thereunto belonging or appertaining, and all of the Mortgagor’s estate, right, title, interest, claim and demand therein and in the public streets and ways adjacent thereto, either in law or in equity (the “Land”);

(b)           All the buildings, structures and improvements of every kind and description now or hereafter erected or placed on the Land, and all facilities, fixtures, machinery, apparatus, appliances, installations, machinery and equipment, including all building materials to be incorporated into such buildings, all electrical equipment necessary for the operation of such buildings and heating, air conditioning and plumbing equipment now or hereafter attached to, located in or used in connection with those buildings, structures or other improvements (the “Improvements”);

(c)           All rents, issues and profits arising or issuing from the Land and the Improvements (the “Rents”) including the Rents arising or issuing from all leases, licenses, subleases or any other use or occupancy agreement now or hereafter entered into covering all or any part of the Land and Improvements (the “Leases”), all of which Leases and Rents are hereby assigned to the Mortgagee by the Mortgagor.  The foregoing assignment shall be an absolute assignment of all of the Mortgagor’s entire interest in the Rents.  The foregoing assignment shall also include all fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels, or other lodging properties, and all cash or securities deposited under Leases to secure performance of lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more installments of rent coming due prior to the expiration of such terms.  The foregoing assignment extends to Rents arising both before and after the commencement by or against the Mortgagor of any case or proceeding under any Federal or State bankruptcy, insolvency or similar law, and is intended as an absolute assignment and not merely the granting of a security interest.  The Mortgagor, however, shall have a license to collect, retain and use the Rents so long as no Event of Default shall have occurred and be continuing or shall exist.  The Mortgagor will execute and deliver to the Mortgagee, on demand, such additional assignments and instruments as the Mortgagee may require to confirm, maintain and continue the assignment of Rents hereunder;

(d)           All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims; and

(e)           Without limiting any of the other provisions of this Mortgage, the Mortgagor, as debtor, expressly grants unto the Mortgagee, as secured party, a security interest in all personal property of the Mortgagor, including the following, all whether now owned or hereafter acquired or arising and wherever located:  (i) accounts (including health-care-insurance receivables and credit card receivables); (ii) securities entitlements, securities accounts, commodity accounts, commodity contracts and investment property; (iii) deposit accounts; (iv) instruments (including promissory notes); (v) documents (including warehouse receipts); (vi) chattel paper (including electronic chattel paper and tangible chattel paper); (vii) inventory, including raw materials, work in process, or materials used or consumed in Mortgagor’s business, items held for sale or lease or furnished or to be furnished under contracts of service, sale or lease, goods that are returned, reclaimed or repossessed; (viii) goods of every nature, including stock-in-trade, goods on consignment, standing timber that is to be cut and removed under a conveyance or contract for sale, the unborn young of animals, crops grown, growing, or to be grown, manufactured homes, computer programs embedded in such goods and farm products; (ix) equipment, including machinery, vehicles and furniture; (x) fixtures; (xi) agricultural liens; (xii) as-extracted collateral; (xiii) letter of credit rights; (xiv) general intangibles, of every kind and description, including payment intangibles, software, computer information, source codes, object codes, records and data, all existing and future customer lists, choses in action, claims (including claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, goodwill, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies; (xv) all supporting obligations of all of the foregoing property; (xvi) all property of the Mortgagor now or hereafter in the Mortgagee’s possession or in transit to or from, or under the custody or control of, the Mortgagee or any affiliate thereof; (xvii) all cash and cash equivalents thereof; and (xviii) all cash and noncash proceeds (including insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof.  The Mortgagor will execute and deliver to the Mortgagee on demand such financing statements and other instruments as the Mortgagee may require in order to perfect, protect and maintain such security interest under the Uniform Commercial Code (“UCC”) on the aforesaid collateral.

To have and to hold the same unto the Mortgagee, its successors and assigns, forever.

Provided, however, these presents are upon the express condition that, that if the Mortgagor shall pay to the Mortgagee the Obligations, and if the Mortgagor shall keep and perform each of its other covenants, conditions and agreements set forth herein and in the other Loan Documents, then, upon the termination of all obligations, duties and commitments of the Mortgagor under the Obligations and this Mortgage, and subject to the provisions of the paragraph entitled “Survival; Successors and Assigns”, the estate hereby granted and conveyed shall become null and void.

1.           Representations and Warranties.  The Mortgagor represents and warrants to the Mortgagee that (i) the Mortgagor has good and marketable title to an estate in fee simple absolute in the Land and Improvements and has all right, title and interest in all other property constituting a part of the Property, in each case free and clear of all liens and encumbrances, except as may otherwise be set forth on an Exhibit B hereto and (ii) its name, type of organization, jurisdiction of organization and chief executive office are true and complete as set forth in the heading of this Mortgage.  This Mortgage is a valid and enforceable first lien on the Property and the Mortgagee shall, subject to the Mortgagor’s right of possession prior to an Event of Default, quietly enjoy and possess the Property.  The Mortgagor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to the Mortgagee against the claims of all persons.

2.           Affirmative Covenants.  Until all of the Obligations shall have been fully paid, satisfied and discharged the Mortgagor shall:

(a)           Payment and Performance of Obligations.  Pay or cause to be paid and perform all Obligations when due as provided in the Loan Documents.

(b)           Legal Requirements.  Promptly comply with and conform to all present and future laws, statutes, codes, ordinances, orders and regulations and all covenants, restrictions and conditions which may be applicable to the Mortgagor or to any of the Property (the “Legal Requirements”).

(c)           Impositions.  Before interest or penalties are due thereon and otherwise when due, the Mortgagor shall pay all taxes of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Property, all general and special assessments (including any condominium or planned unit development assessments, if any), levies, permits, inspection and license fees, all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature, imposed upon or assessed against the Mortgagor or any of the Property (the “Impositions”).  Within thirty (30) days after the payment of any Imposition, the Mortgagor shall deliver to the Mortgagee written evidence acceptable to the Mortgagee of such payment.  The Mortgagor’s obligations to pay the Impositions shall survive the Mortgagee’s taking title to (and possession of) the Property through foreclosure, deed-in-lieu or otherwise, as well as the termination of the Mortgage including, without limitation, by merger into a deed.

(d)           Maintenance of Security.  Use, and permit others to use, the Property only for its present use or such other uses as permitted by applicable Legal Requirements and approved in writing by the Mortgagee.  The Mortgagor shall keep the Property in good condition and order and in a rentable and tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and nonstructural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary, provided, however, that no structural repairs, renewals or replacements shall be made without the Mortgagee’s prior written consent.  The Mortgagor shall not remove or demolish the Property nor commit or suffer waste with respect thereto, nor permit the Property to become deserted or abandoned.  The Mortgagor covenants and agrees not to take or permit any action with respect to the Property which will in any manner impair the security of this Mortgage or the use of the Property as set forth in the Loan Documents.

3.           Leases.  The Mortgagor shall not (a) execute an assignment or pledge of the Rents or the Leases other than in favor of the Mortgagee; (b) accept any prepayment of an installment of any Rents prior to the due date of such installment; or (c) enter into or amend any of the terms of any of the Leases without the Mortgagee’s prior written consent.  Any or all leases or subleases of all or any part of the Property shall be subject in all respects to the Mortgagee’s prior written consent, shall be subordinated to this Mortgage and to the Mortgagee’s rights and, together with any and all rents, issues or profits relating thereto, shall be assigned at the time of execution to the Mortgagee as additional collateral security for the Obligations, all in such form, substance and detail as is satisfactory to the Mortgagee in its sole discretion.

4.           Due on Sale Clause.  The Mortgagor shall not sell, convey or otherwise transfer any interest in the Property (whether voluntarily or by operation of law), or agree to do so, without the Mortgagee’s prior written consent, including (a) any sale, conveyance, assignment, or other transfer of (including installment land sale contracts), or the grant of a security interest in, all or any part of the legal or equitable title to the Property; (b) any lease of all of the Property; or (c) any sale, conveyance, encumbrance, assignment, or other transfer of, or the grant of a security interest in, any share of stock of the Mortgagor, if a corporation or any partnership interest in the Mortgagor, if a partnership, or any membership interest, if a limited liability entity, except in favor of the Mortgagee.  Any default under this Section shall cause an immediate acceleration of the Obligations without any demand by the Mortgagee.

5.           Insurance.  The Mortgagor shall keep the Property continuously insured, in an amount not less than the cost to replace the Property or an amount not less than eighty percent (80%) of the full insurable value of the Property, whichever is greater, covering such risks and in such amounts and with such deductibles as are satisfactory to the Mortgagee and its counsel including, without limitation, insurance against loss or damage by fire, with extended coverage and against other hazards as the Mortgagee may from time to time require.  With respect to any property under construction or reconstruction, the Mortgagor shall maintain builder’s risk insurance.  The Mortgagor shall also maintain comprehensive general public liability insurance, in an amount of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate per location, which includes contractual liability insurance for the Mortgagor’s obligations under the Leases, and worker’s compensation insurance.  All property and builder’s risk insurance shall include protection for continuation of income for a period of twelve (12) months, in the event of any damage caused by the perils referred to above.  All policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by the Mortgagee, shall be with an insurance company or companies satisfactory to the Mortgagee, shall be in form satisfactory to the Mortgagee, shall meet all coinsurance requirements of the Mortgagee, shall be maintained in full force and effect, shall be assigned to the Mortgagee, with premiums prepaid, as collateral security for payment of the Obligations, shall be endorsed with a standard mortgagee clause in favor of the Mortgagee and shall provide for at least thirty (30) days notice of cancellation to the Mortgagee.  Such insurance shall also name the Mortgagee as an additional insured, lender loss payee and mortgagee under the comprehensive general public liability and property insurance policies and the Mortgagor shall also deliver to the Mortgagee a copy of the replacement cost coverage endorsement.  If the Property is located in an area which has been identified by any governmental agency, authority or body as a flood hazard area or the like, then the Mortgagor shall maintain a flood insurance policy covering the Property in an amount not less than the original principal amount of the Loan or the maximum limit of coverage available under the federal program, whichever amount is less.

6.           Rights of Mortgagee to Insurance Proceeds.  In the event of loss, the Mortgagee shall have the exclusive right to adjust, collect and compromise all insurance claims, and the Mortgagor shall not adjust, collect or compromise any claims under said policies without the Mortgagee’s prior written consent.  Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to the Mortgagee instead of to the Mortgagor and the Mortgagee jointly, and the Mortgagor appoints the Mortgagee as the Mortgagor’s attorney-in-fact to endorse any draft therefor.  All insurance proceeds may, at the Mortgagee’s sole option, be applied to all or any part of the Obligations and in any order (notwithstanding that such Obligations may not then otherwise be due and payable) or to the repair and restoration of any of the Property under such terms and conditions as the Mortgagee may impose.

7.           Installments for Insurance, Taxes and Other Charges. Upon the Mortgagee’s request, the Mortgagor shall pay to the Mortgagee monthly, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual Impositions and any other item which at any time may be or become a lien upon the Property (the “Escrow Charges”).  The amounts so paid shall be used in payment of the Escrow Charges so long as no Event of Default shall have occurred.  No amount so paid to the Mortgagee shall be deemed to be trust funds, nor shall any sums paid bear interest.  The Mortgagee shall have no obligation to pay any insurance premium or Imposition if at any time the funds being held by the Mortgagee for such premium or Imposition are insufficient to make such payments.  If, at any time, the funds being held by the Mortgagee for any insurance premium or Imposition are exhausted, or if the Mortgagee determines, in its sole discretion, that such funds will be insufficient to pay in full any insurance premium or Imposition when due, the Mortgagor shall promptly pay to the Mortgagee, upon demand, an amount which the Mortgagee shall estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, the Mortgagee shall have the right, at its election, to apply any amount so held against the Obligations due and payable in such order as the Mortgagee may deem fit, and the Mortgagor hereby grants to the Mortgagee a lien upon and security interest in such amounts for such purpose.

8.           Condemnation.  The Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Property, shall notify the Mortgagee of the pendency of such proceedings.  The Mortgagee may participate in any such proceedings and the Mortgagor shall deliver to the Mortgagee all instruments requested by it to permit such participation.  Any award or compensation for property taken or for damage to property not taken, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by the Mortgagee, and any award or compensation shall be applied, at the Mortgagee’s option, to any part of the Obligations and in any order (notwithstanding that any of such Obligations may not then be due and payable) or to the repair and restoration of any of the Property under such terms and conditions as the Mortgagee may impose.

9.           Environmental Matters.  (a)  For purposes of this Section 9, the term “Environmental Laws” shall mean all federal, state and local laws, regulations and orders, whether now or in the future enacted or issued, pertaining to the protection of land, water, air, health, safety or the environment.  The term “Regulated Substances” shall mean all substances regulated by Environmental Laws, or which are known or considered to be harmful to the health or safety of persons, or the presence of which may require investigation, notification or remediation under the Environmental Laws.  The term “Contamination” shall mean the discharge, release, emission, disposal or escape of any Regulated Substances into the environment in violation of Environmental Laws or in excess of amounts customary for properties similar to the Property.

(b)           The Mortgagor represents and warrants to Borrower’s knowledge (i) that no Contamination is present at, on or under the Property and that no Contamination is being or has been emitted onto any surrounding property; (ii) all operations and activities on the Property have been and are being conducted in accordance with all Environmental Laws, and the Mortgagor has all permits and licenses required under the Environmental Laws; (iii) except as set forth on Exhibit C attached hereto, no underground or aboveground storage tanks are or have been located on or under the Property; and (iv) no legal or administrative proceeding is pending or threatened relating to any environmental condition, operation or activity on the Property, or any violation or alleged violation of Environmental Laws.  These representations and warranties shall be true as of the date hereof, and shall be deemed to be continuing representations and warranties which must remain true, correct and accurate during the entire duration of the term of this Mortgage.

(c)           The Mortgagor shall ensure, at its sole cost and expense, that the Property and the conduct of all operations and activities thereon comply and continue to comply with all Environmental Laws.  The Mortgagor shall notify the Mortgagee promptly and in reasonable detail in the event that the Mortgagor becomes aware of any violation of any Environmental Laws, the presence or release of any Contamination with respect to the Property, or any governmental or third party claims relating to the environmental condition of the Property or the conduct of operations or activities thereon.  The Mortgagor also agrees not to permit or allow the presence of Regulated Substances on any part of the Property, except for (i) those Regulated Substances which are used in the ordinary course of the Mortgagor’s business, but only to the extent they are in all cases used in a manner which complies with all Environmental Laws; and (ii) those Regulated Substances which are naturally occurring on the Property.  The Mortgagor agrees not to cause, allow or permit the presence of any Contamination on the Property.

(d)           The Mortgagee shall not be liable for, and the Mortgagor shall indemnify, defend and hold the Mortgagee and the Indemnified Parties (as hereinafter defined) and all of their respective successors and assigns harmless from and against all losses, costs, liabilities, damages, fines, claims, penalties and expenses (including reasonable attorneys’, consultants’ and contractors’ fees, costs incurred in the investigation, defense and settlement of claims, as well as costs incurred in connection with the investigation, remediation or monitoring of any Regulated Substances or Contamination) that the Mortgagee or any Indemnified Party may suffer or incur (including as holder of the Mortgage, as mortgagee in possession or as successor in interest to the Mortgagor as owner of the Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) as a result of or in connection with (i) any Environmental Laws (including the assertion that any lien existing or arising pursuant to any Environmental Laws takes priority over the lien of the Mortgage); (ii) the breach of any representation, warranty, covenant or undertaking by the Mortgagor in this Section 9; (iii) the presence on or the migration of any Contamination or Regulated Substances on, under or through the Property; or (iv) any litigation or claim by the government or by any third party in connection with the environmental condition of the Property or the presence or migration of any Regulated Substances or Contamination on, under, to or from the Property.

(e)           Upon the Mortgagee’s request, the Mortgagor shall execute and deliver an Environmental Indemnity Agreement satisfactory in form and substance to the Mortgagee, to more fully reflect the Mortgagor’s representations, warranties, covenants and indemnities with respect to the Environmental Laws.

10.           Inspection of Property.  The Mortgagee shall have the right to enter the Property at any reasonable hour for the purpose of inspecting the order, condition and repair of the buildings and improvements erected thereon, as well as the conduct of operations and activities on the Property.  The Mortgagee may enter the Property (and cause the Mortgagee’s employees, agents and consultants to enter the Property), upon prior written notice to the Mortgagor, to conduct any and all environmental testing deemed appropriate by the Mortgagee in its sole discretion.  The environmental testing shall be accomplished by whatever means the Mortgagee may deem reasonably appropriate, including the taking of soil samples and the installation of ground water monitoring wells or other intrusive environmental tests.  The Mortgagor shall provide the Mortgagee (and the Mortgagee’s employees, agents and consultants) reasonable rights of access to the Property as well as such information about the Property and the past or present conduct of operations and activities thereon as the Mortgagee shall reasonably request.

11.           Events of Default.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:  (a) any Event of Default (as defined in the Loan Agreement); (b) any default under any of the Obligations that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in such Obligations with respect to such default; (c) demand by the Mortgagee under any of the Obligations that have a demand feature; (d) the Mortgagor's failure to perform any of its obligations under this Mortgage or under any Environmental Indemnity Agreement executed and delivered pursuant to Section 9(e); (e) falsity, inaccuracy or material breach by the Mortgagor of any written warranty, representation or statement made or furnished to the Mortgagee by or on behalf of the Mortgagor; (f) an uninsured material loss, theft, damage, or destruction to any of the Property, or the entry of any judgment against the Mortgagor or any lien against or the making of any levy, seizure or attachment of or on the Property; (g) the Mortgagee's failure to have a mortgage lien on the Property with the priority required under Section 1; (h) any indication or evidence received by the Mortgagee that the Mortgagor may have directly or indirectly been engaged in any type of activity which, in the Mortgagee’s discretion, might result in the forfeiture of any property of the Mortgagor to any governmental entity, federal, state or local; (i) foreclosure proceedings are instituted against the Property upon any other lien or claim, whether alleged to be superior or junior to the lien of this Mortgage; (j) the failure by the Mortgagor to pay any Impositions as required under Section 2(c), or to maintain in full force and effect any insurance required under Section 5.

12.           Rights and Remedies of Mortgagee.  If an Event of Default occurs, the Mortgagee may, at its option and without demand, notice or delay, do one or more of the following:

(a)           The Mortgagee may declare the entire unpaid principal balance of the Obligations, together with all interest thereon, to be due and payable immediately.

(b)           The Mortgagee may (i) institute and maintain an action of mortgage foreclosure against the Property and the interests of the Mortgagor therein, (ii) institute and maintain an action on any instruments evidencing the Obligations or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of any of the Loan Documents as the law may allow, and in each such action the Mortgagee shall be entitled to all costs of suit and attorneys’ fees.

(c)           The Mortgagee may, in its sole and absolute discretion:  (i) collect any or all of the Rents, including any Rents past due and unpaid, (ii) perform any obligation or exercise any right or remedy of the Mortgagor under any Lease, or (iii) enforce any obligation of any tenant of any of the Property.  The Mortgagee may exercise any right under this subsection (c), whether or not the Mortgagee shall have entered into possession of any of the Property, and nothing herein contained shall be construed as constituting the Mortgagee a “mortgagee in possession”, unless the Mortgagee shall have entered into and shall continue to be in actual possession of the Property.  The Mortgagor hereby authorizes and directs each and every present and future tenant of any of the Property to pay all Rents directly to the Mortgagee and to perform all other obligations of that tenant for the direct benefit of the Mortgagee, as if the Mortgagee were the landlord under the Lease with that tenant, immediately upon receipt of a demand by the Mortgagee to make such payment or perform such obligations.  The Mortgagor hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such payment of Rents or performance of obligations to the Mortgagee, and any such payment or performance to the Mortgagee shall discharge the obligations of the tenant to make such payment or performance to the Mortgagor.

(d)           The Mortgagee shall have the right, in connection with the exercise of its remedies hereunder, to the appointment of a receiver to take possession and control of the Property or to collect the Rents, without notice and without regard to the adequacy of the Property to secure the Obligations.  The Mortgagee or a receiver, while in possession of the Property, shall have the right to make repairs and to make improvements necessary or advisable in its or his opinion to preserve the Property, or to make and keep them rentable to the best advantage, and the Mortgagee may advance moneys to a receiver for such purposes.  Any moneys so expended or advanced by the Mortgagee or by a receiver shall be added to and become a part of the Obligations secured by this Mortgage.

13.           Application of Proceeds.  The Mortgagee shall apply the proceeds of any foreclosure sale of, or other disposition or realization upon, or Rents or profits from, the Property to satisfy the Obligations in such order of application as the Mortgagee shall determine in its exclusive discretion.

14.           Mortgagee’s Right to Protect Security.  The Mortgagee is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the Mortgagee’s rights or powers hereunder; (b) purchase such insurance policies covering the Property as it may elect if the Mortgagor fails to maintain the insurance coverage required hereunder; and (c) take such action as the Mortgagee may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Events of Default and to protect its security in the Property.

15.           Appointment of Mortgagee as Attorney-in-Fact.  The Mortgagee, or any of its officers, is hereby irrevocably appointed attorney-in-fact for the Mortgagor (without requiring any of them to act as such), such appointment being coupled with an interest, to do any or all of the following:  (a) collect the Rents after the occurrence of an Event of Default; (b) settle for, collect and receive any awards payable under Section 8 from the authorities making the same; and (c) execute, deliver and file, at Mortgagor's sole cost and expense such financing, continuation or amendment statements and other instruments as the Mortgagee may require in order to perfect, protect and maintain its security interest under the UCC on any portion of the Property.

16.           Certain Waivers. The Mortgagor hereby waives and releases all benefit that might accrue to the Mortgagor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment or any rights of marshalling in the event of any sale hereunder of the Property, and, unless specifically required herein, all notices of the Mortgagor’s default or of the Mortgagee’s election to exercise, or the Mortgagee’s actual exercise of any option under this Mortgage or any other Loan Document.

17.           No Merger.  There shall be no merger of the interest or estate created by this Mortgage with any other interest or estate in the Property at any time held by or for the benefit of the Mortgagee or any subsidiary or affiliate in any capacity, without the express prior written consent of the Mortgagee.

18.           Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt.  Notices may be given in any manner to which the parties may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

19.           Further Acts. By its signature hereon, the Mortgagor hereby irrevocably authorizes the Mortgagee to execute (on behalf of the Mortgagor) and file against the Mortgagor one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to the Mortgagee, and the Mortgagor will pay the cost of preparing and filing the same in all jurisdictions in which such filing is deemed by the Mortgagee to be necessary or desirable in order to perfect, preserve and protect its security interests.  If required by the Mortgagee, the Mortgagor will execute all documentation necessary for the Mortgagee to obtain and maintain perfection of its security interests in the Property.  The Mortgagor will, at the cost of the Mortgagor, and without expense to the Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as the Mortgagee shall, from time to time, require for the better assuring, conveying, assigning, transferring or confirming unto the Mortgagee the property and rights hereby mortgaged, or which Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intent of or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage.  The Mortgagor grants to the Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Mortgagee under the Note, this Mortgage, the other Loan Documents, at law or in equity, including, without limitation, the rights and remedies described in this paragraph.

20.           Changes in the Laws Regarding Taxation.  If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Obligations from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Mortgagor or the Mortgagee’s interest in the Property, the Mortgagor will pay such tax, with interest and penalties thereon, if any. If the Mortgagee determines that the payment of such tax or interest and penalties by the Mortgagor would be unlawful or taxable to the Mortgagee or unenforceable or provide the basis for a defense of usury, then the Mortgagee shall have the option, by written notice of not less than ninety (90) days, to declare the entire Obligations immediately due and payable.

21.           Documentary Stamps.  If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, the Mortgagor will pay for the same, with interest and penalties thereon, if any.

22.           Preservation of Rights.  No delay or omission on the Mortgagee’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Mortgagee’s action or inaction impair any such right or power.  The Mortgagee’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Mortgagee may have under other agreements, at law or in equity.

23.           Illegality.  If any provision contained in this Mortgage should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Mortgage.

24.           Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by the Mortgagor from, any provision of this Mortgage will be effective unless made in a writing signed by the Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Mortgagor will entitle the Mortgagor to any other or further notice or demand in the same, similar or other circumstance.

25.           Entire Agreement.  This Mortgage (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Mortgagor and the Mortgagee with respect to the subject matter hereof.

26.           Survival; Successors and Assigns. This Mortgage will be binding upon and inure to the benefit of the Mortgagor and the Mortgagee and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Mortgagor may not assign this Mortgage in whole or in part without the Mortgagee’s prior written consent and the Mortgagee at any time may assign this Mortgage in whole or in part; and provided, further, that the rights and benefits under the Paragraphs entitled “Environmental Matters”, “Inspection of Property” and “Indemnity” shall also inure to the benefit of any persons or entities who acquire title or ownership of the Property from or through the Mortgagee or through action of the Mortgagee (including a foreclosure, sheriff’s or judicial sale).  The provisions of Paragraphs entitled “Environmental Matters”, “Inspection of Property” and “Indemnity” shall survive the termination, satisfaction or release of this Mortgage, the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure.

27.           Interpretation.  In this Mortgage, unless the Mortgagee and the Mortgagor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Mortgage; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Mortgage.  Section headings in this Mortgage are included for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose.   If this Mortgage is executed by more than one party as Mortgagor, the obligations of such persons or entities will be joint and several.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement.

28.           Indemnity.  The Mortgagor agrees to indemnify each of the Mortgagee, each legal entity, if any, who controls, is controlled by or is under common control with the Mortgagee and each of their respective directors, officers, employees and agents (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur, or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Mortgagor), in connection with or arising out of or relating to the matters referred to in this Mortgage or in the other Loan Documents, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Mortgagor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct.  The indemnity agreement contained in this Section shall survive the termination of this Mortgage, payment of any Obligations and assignment of any rights hereunder.  The Mortgagor may participate at its expense in the defense of any such action or claim.

29.           Non-Waiver.   The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage.  Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantors to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Loan or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or the Other Security Documents.  Mortgagee may resort for the payment of the Loan to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect.  Mortgagee may take action to recover the Loan, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage.  The rights of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others.  No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.  Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

30.           Open-End Mortgage Deed; Future Advances.   This Mortgage is an “Open-End Mortgage Deed” securing a promissory note and the holder hereof shall have all of the rights, powers and protection to which the holder of any Open-End Mortgage Deed securing a promissory note is entitled under Connecticut law.  Mortgagee is specifically permitted, at its option and in its discretion, to make additional advances under this Security Instrument as contemplated by Section 49-2(c) of the Connecticut General Statutes.  Each and every such advance shall be secured by this Mortgage equally with, and with the same priority as, the original indebtedness secured hereby; provided, however, that (i) each such advance may be either evidenced by additional notes or recorded in an account on the books of Mortgagee; (ii) no such advance shall cause the principal amount of the Loan secured hereby to exceed the amount first set forth above; and (iii) the time of repayment thereof shall not exceed the maturity of the original Loan secured hereby as stated above.

31.           Statutory Condition/Mortgage Covenants.    This Mortgage is made UPON THE STATUTORY CONDITION, WITH MORTGAGE COVENANTS, as such terms are defined in C.G.S.A. Sections 47-36j and 47-36i, respectively.

32.           Copy of Note.     A Copy of the Note is attached to this Mortgage and incorporated as Exhibit D.

33.           PREJUDGMENT REMEDY WAIVER.  THE MORTGAGOR ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THE NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE MORTGAGEE MAY DESIRE TO USE, AND FURTHER, WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THE NOTE.  THE MORTGAGOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.  MORTGAGOR FURTHER CONSENTS TO THE ISSUANCE OF ANY SUCH PREJUDGMENT REMEDIES WITHOUT A BOND OR OTHER SECURITY AND AGREES NOT TO REQUEST OR FILE MOTIONS SEEKING TO REQUIRE THE POSTING OF A BOND UNDER PUBLIC ACT 93-431 IN CONNECTION WITH MORTGAGEE’S EXERCISE OF ANY PREJUDGMENT REMEDIES.

34.           Governing Law and Jurisdiction.  This Mortgage has been delivered to and accepted by the Mortgagee and will be deemed to be made in the State where the Mortgagee’s office indicated above is located.  This Mortgage will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Connecticut, excluding its conflict of laws rules, except that the laws of the State where the Property is located (if different from the State where such office of the Mortgagee is located) shall govern the creation, perfection and foreclosure of the liens created hereunder on the Property or any interest therein.  The Mortgagor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Mortgagee’s office indicated above is located; provided that nothing contained in this Mortgage will prevent the Mortgagee from bringing any action, enforcing any award or judgment or exercising any rights against the Mortgagor individually, against any security or against any property of the Mortgagor within any other county, state or other foreign or domestic jurisdiction.  The Mortgagee and the Mortgagor agree that the venue provided above is the most convenient forum for both the Mortgagee and the Mortgagor.  The Mortgagor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Mortgage.

35.           Commercial Loan.    Mortgagor represents and warrants that the Loan and other financial accommodations included in the Loan secured by the Mortgage were obtained solely for the purpose of carrying on or acquiring a business or commercial investment and not for residential consumer or household purposes.

36.           Authorization to Obtain Credit Reports.  By signing below, each Mortgagor who is an individual provides written authorization to the Mortgagee or its designee (and any assignee or potential assignee hereof) authorizing review of the Mortgagor’s personal credit profile from one or more national credit bureaus.  Such authorization shall extend to obtaining a credit profile in considering the Obligations and/or this Mortgage and subsequently for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account.

37.           Change in Name or Locations.  The Mortgagor hereby agrees that if the location of any of the Property changes from the Land or its chief executive office, or if the Mortgagor changes its name, its type of organization, its state of organization (if Mortgagor is a registered organization), its principal residence (if Mortgagor is an individual), its chief executive office (if Mortgagor is a general partnership or non-registered organization) or establishes a name in which it may do business that is not the current name of the Mortgagor, the Mortgagor will immediately notify the Mortgagee in writing of the additions or changes.

38.           WAIVER OF JURY TRIAL.  THE MORTGAGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS MORTGAGE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS MORTGAGE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  THE MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

39.           TRUE AND CORRECT COPY.  THE MORTGAGOR ACKNOWLEDGES THAT THE MORTGAGOR HAS RECEIVED, WITHOUT CHARGE, A TRUE AND CORRECT COPY OF THIS MORTGAGE.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS:	AIR REALTY GROUP, LLC

By: /s/ James Sartori	By: /s/ Daniel R. Godin
Name: JAMES SARTORI	Name: DANIEL R. GODIN
Title: Secretary	Title: President

STATE OF NEW YORK                                     )
)           ss:
COUNTY OF SUFFOLK                                     )

On the 9th day of March in the year 2015 Before me, the undersigned, personally appeared Daniel R. Godin, personally known to me or proved to me on the basis of satisfactory evidence to be the President of AIR REALTY GROUP, LLC, individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Kristie Ciaccio Notary Public

MORTGAGE AND SECURITY AGREEMENT

________________________________________________

AIR REALTY GROUP, LLC

Mortgagor

AND

PNC BANK, NATIONAL ASSOCIATION,

Mortgagee
________________________________________________

Dated:  March 9, 2015

Location: 236 New Hartford Road & 13 Old Farm Road
Barkhamsted, Connecticut
County: Litchfield

Record and Return to:

Wilentz, Goldman & Spitzer P.A.
90 Woodbridge Center Drive
Woodbridge, New Jersey  07095
Attn:  Stuart A. Hoberman, Esq.